UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 28, 2017

WASHINGTON PRIME GROUP INC.

(Exact name of registrant as specified in its charter)

Indiana	001-36252	046-4323686
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

180 East Broad Street Columbus, Ohio	43215
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 621-9000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

A.     Scottsdale Quarter – Block M and Block K.

On March 29, 2017 (the “Effective Date”), SDQ III Fee, LLC and SDQ III Retail, LLC (each a “Borrower” and together, the “Borrowers”), each an affiliate of Washington Prime Group Inc. (the “Registrant”), completed a mortgage financing transaction secured by certain real estate parcels known as Blocks M and K (the “Parcels”) at Scottsdale Quarter®, a retail center located in Scottsdale, AZ and which Registrant’s affiliate holds a 51% joint venture ownership interest.

The aggregate amount of the loan (the “Loan”) is Fifty-Five Million Dollars ($55,000,000), of which Twenty-Eight Million Fifty Thousand Dollars ($28,050,000) represents the Registrant’s pro-rata share, and is evidenced by two promissory notes in the following principal amounts: (1) Thirty-Nine Million Nine Hundred Eighty-Five Thousand Dollars ($39,985,000.00) from American General Life Insurance Company (“AGLIC”) and (2) Fifteen Million Fifteen Thousand Dollars ($15,015,000) from The Variable Annuity Life Insurance Company (together with AGLIC, the “Lenders” and each a “Lender”). The Loan is secured by, among other things, a Deed of Trust, Security Agreement, Fixture Filing and Assignment of Leases and Rents, dated as of the Effective Date (the “Deed of Trust”) which encumbers the Parcels.

The Loan has a fixed interest rate of 4.36% per annum and scheduled maturity date of April 1, 2027 (the “Maturity Date”). Monthly payments under each promissory note shall consist of interest-only payments on the outstanding principal until May 1, 2022 at which time monthly repayments shall consist of principal and interest. Each promissory note prohibits any prepayment of the respective balance before April 1, 2020 at which time the Borrowers shall have the right to prepay the full principal amount of the respective promissory note, all accrued but unpaid interest and any necessary fees or premiums. Under the respective promissory note, in the event the Borrowers fail to pay the outstanding indebtedness under the Loan by the Maturity Date, the Lender may, at its sole option and discretion, extend the term of the Loan for an additional five (5) year period. Each promissory note and the Deed of Trust have default provisions customary for commericial mortgage loans of this nature. Upon the occurrence of any event of default under the respective note or Deed of Trust, the entire balance of principal, accrued interest, and other sums owing under the Loan, at the option of the Lender, become due and payable without notice or demand. The Loan is non-recourse to each Borrower, except as otherwise provided in the guarantees discussed below.

As part of the Loan transaction described herein, the Registrant’s affiliate, Washington Prime Group, L.P. (“WPGLP”), executed a Guaranty Agreement, dated as of the Effective Date, to provide a guaranty to protect the Lenders against losses that either Lender may incur by reason of certain intentional misrepresentations, malfeasance or misappropriations by either Borrower. Additionally, WPGLP and the Borrowers executed an Environmental Indemnity Agreement, dated as of the Effective Date, to indemnify Lenders against losses or costs to remediate damage to the Parcels caused by the presence or release of hazardous materials. Lastly, the sole member of each Borrower executed a Limited Recourse Secured Guaranty Agreement, dated as of the Effective Date, under which each respective guarantor guaranteed payment and performance of all obligations and liabilities of its wholly-owned Borrower under the loan documents which include, but are not limited to, each promissory note and the Deed of Trust.

The Registrant used its share of the net proceeds from the Loan to pay down the balance outstanding on the Registrant’s credit facility. The Parcels were previously unencumbered.

B.	Pearlridge Center – Uptown II

On March 30, 2017 (“Uptown Effective Date”), Pearlridge Uptown II, LLC (the “Uptown Borrower”), an affiliate of Registrant, completed a mortgage financing transaction secured by a certain real estate parcel known as Uptown II (the “Uptown Parcel”), a part of Pearlridge Center, a retail center located in Aiea, HI and which Registrant’s affiliate holds a 51% joint venture ownership interest.

The aggregate principal amount of the loan (the “Uptown Loan”) is Forty-Three Million Two Hundred Thousand Dollars ($43,200,000), of which Twenty-Two Million Thirty-Two Thousand Dollars ($22,032,000) represents the Registrant’s pro-rata share, from Bank of America, N.A. (“Uptown Lender”). The Uptown Loan is evidenced by a promissory note secured by a Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of the Uptown Effective Date (the “Uptown Mortgage”) that encumbers the Uptown Parcel.

The Uptown Loan has a fixed interest rate of 4.071% per annum and scheduled maturity date of May 1, 2025 (the “Uptown Maturity Date”). Monthly payments under the promissory note for the Uptown Loan shall consist of interest-only payments on the outstanding principal balance until April 1, 2019 at which time monthly repayments shall consist of principal and interest. The promissory note prohibits any prepayment of the respective balance before February 1, 2025 at which time the Uptown Borrower shall have the right to prepay the Uptown Loan in full. The promissory note and the Uptown Mortgage have default provisions customary for commericial mortgage loans of this nature. Upon the occurrence of any event of default under the promissory note or Uptown Mortgage, the entire balance of principal, accrued interest, and other sums owing under the promissory note shall, at the option of the Uptown Lender, become due and payable without notice or demand. The indebtedness created by the Uptown Loan is non-recourse to the Uptown Borrower, except as otherwise provided in the Uptown Guaranty defined below.

As additional collateral for the Uptown Loan, WPGLP executed a Guaranty Agreement, dated as of the Effective Date (the “Uptown Guaranty”), to provide a guaranty to protect the Uptown Lender against losses that it may incur by reason of certain intentional misrepresentations, malfeasance, or misappropriations by the Uptown Borrower. Additionally, WPGLP and the Uptown Borrower executed an Environmental Indemnity Agreement, dated as of the Uptown Effective Date, to indemnify Lender against losses or costs to remediate damage to the Uptown Parcel caused by the presence or release of hazardous materials.

The Registrant used its share of the net proceeds from the Uptown Loan to pay down the balance outstanding on the Registrant’s credit facility that was used to fund its share of the acquistion of the Uptown Parcel on March 2, 2017.

Item 8.01      Other Events.

On March 28, 2017, WPGLP issued a notice to the administrative agent to extend the maturity date for the term loan under WPGLP’s Revolving Credit and Term Loan Agreement, dated as of May 15, 2014, as amended (the “Agreement”) from May 30, 2017 to May 30, 2018. The Agreement was originally disclosed in a Form 8-K filed with the Securities and Exchange Commission on May 29, 2014. This extension of the maturity date is WPGLP’s second of three such extension options permitted under the Agreement. In connection with the exercise of this extension option, WPGLP will pay an extension fee over four equal quarterly installments totaling $750,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Washington Prime Group Inc. (Registrant)

Date: April 3, 2017	By:	/s/ Robert P. Demchak
	Name:	Robert P. Demchak
	Title:	Executive Vice President, General Counsel and Corporate Secretary

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